UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2005

Intellisync Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-21709	77-0349154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2550 North First Street, San Jose, California 95131

(Address of principal executive offices, including zip code)

(408) 321-7650

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 29, 2005, the registrant entered into a severance agreement and mutual release (the “Agreement”) with its Chief Strategy Officer, Steve Goldberg, in connection with Mr. Goldberg’s resignation from employment by the Company effective August 31, 2005. Pursuant to the terms of the Agreement, Mr. Goldberg will receive, among other items, a lump sum payment of $120,000, twelve months of accelerated vesting of his options to purchase registrant’s common stock (“options”), the right to exercise his vested options until six months following his termination date and six months of COBRA premiums paid by the registrant. The Agreement includes a general mutual release by registrant and Mr. Goldberg and a non-solicitation agreement by Mr. Goldberg for twelve months following the effective date of the Agreement. Mr. Goldberg has seven days following his execution of the Agreement to revoke the Agreement pursuant to the terms of the Age Discrimination in Employment Act of 1967.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2005	INTELLISYNC CORPORATION

	By:	/s/ J. KEITH KITCHEN
J. Keith Kitchen Chief Financial Officer (Principal Financial and Accounting Officer)